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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-65980, Post-Effective Amendment No. 1 to Registration Statement No. 33-77526 and Registration Statement No. 333-70477 on Form S-8 of our reports dated February 18, 2000 appearing in and incorporated by reference in the Annual Report on Form 10-K of Fossil, Inc. for the fiscal year ended January 1, 2000.

DELOITTE & TOUCHE LLP
Dallas, Texas
March 30, 2000